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                                                                    EXHIBIT 99.4

                          CAPSTONE CAPITAL CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS

                                OCTOBER 14, 1998


                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          CAPSTONE CAPITAL CORPORATION


    The undersigned holder of Common Stock, $.001 par value per share, of Capstone Capital Corporation, a Maryland corporation ("Capstone"), hereby appoints Richard M. Scrushy and John W. McRoberts as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the Stockholders of Capstone to be held at the Sheraton Perimeter Park South Hotel, The Ballroom, 8 Perimeter Park Drive, Birmingham, Alabama, on Wednesday, October 14, 1998 at 3:00 p.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.



    The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" the proposal as described in the Proxy Statement and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.



    1. Approval of the merger contemplated by the Plan and Agreement of Merger, dated as of June 8, 1998 (attached as Annex A to the Joint Proxy Statement-Prospectus that has been transmitted in connection with the Special Meeting), among Capstone, Healthcare Realty Trust Incorporated, a Maryland corporation ("Healthcare Realty"), and HR Acquisition I Corporation, a newly formed Delaware corporation and wholly owned subsidiary of Healthcare Realty, all as described in the Joint Proxy Statement-Prospectus.


        FOR  [ ]                AGAINST  [ ]                ABSTAIN  [ ]


    2. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof.


                                                Dated:
                                                                          , 1998
                                                --------------------------

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly


                                                Important: Please sign exactly
                                                as your name or names appear on
                                                this proxy and mail promptly in
                                                the enclosed envelope. Joint
                                                owners should each sign
                                                personally. If you sign as agent
                                                or in any other capacity, please
                                                give the full title of the
                                                capacity in which you sign under
                                                the signatures.